EXHIBIT NO. 21



                                     LIST OF SUBSIDIARIES OF
                                 THE UNITED ILLUMINATING COMPANY


                                       STATE OR JURISDICTION
                                       OF INCORPORATION OR             NAME UNDER WHICH
    NAME OF SUBSIDIARY                     ORGANIZATION              SUBSIDIARY DOES BUSINESS
    ------------------                 ---------------------         ------------------------

United Funding Capital                    Delaware                   United Funding Capital
Partnership L.P.                                                     Partnership L.P.

United Resources, Inc.                    Connecticut                United Resources, Inc.

Precision Power, Inc.*                    Connecticut                Precision Power, Inc.

American Payment Systems, Inc.*           Connecticut                American Payment Systems, Inc.

United Bridgeport Energy, Inc.*           Connecticut                United Bridgeport Energy, Inc.

United Capital Investments, Inc.*         Connecticut                United Capital Investments, Inc.

Thermal Energies, Inc.**                  Connecticut                Thermal Energies, Inc.

Precision Constructors, Inc.**            Connecticut                Precision Constructors, Inc.

Allan Electric Co., Inc.**                New Jersey                 Allan Electric Co., Inc.


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*   Subsidiary of United Resources, Inc.
**  Subsidiary of Precision Power, Inc.